Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Perfect World Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

August 10, 2009